Exhibit 99.1

                             [TOMMY HILFIGER LOGO]


CONTACTS:     INVESTOR RELATIONS:                 PUBLIC RELATIONS:
              Valerie Martinez                    Kekst and Company
              (212) 549-6780                      Ruth Pachman/Wendi Kopsick
                                                  (212) 521-4891/4867


                                                           FOR IMMEDIATE RELEASE


      TOMMY HILFIGER CORPORATION CLEARS FTC REVIEW UNDER HART-SCOTT-RODINO
                           ANTITRUST IMPROVEMENTS ACT

HONG KONG, January 31, 2006 - Tommy Hilfiger Corporation (NYSE:TOM) announced today that the Federal Trade Commission has granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with respect to the previously announced agreement to acquire the Company by funds advised by Apax Partners. The transaction is still expected to close in Spring 2006, subject to the satisfaction of other previously disclosed closing conditions.

Tommy Hilfiger Corporation, through its subsidiaries, designs, sources and markets men's and women's sportswear, jeanswear and childrenswear. The Company's brands include Tommy Hilfiger and Karl Lagerfeld. Through a range of strategic licensing agreements, the Company also offers a broad array of related apparel, accessories, footwear, fragrance, and home furnishings. The Company's products can be found in leading department and specialty stores throughout the United States, Canada, Europe, Mexico, Central and South America, Japan, Hong Kong, Australia and other countries in the Far East, as well as the Company's own network of outlet and specialty stores in the United States, Canada and Europe.


SAFE HARBOR STATEMENT

Statements made by the Company that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are indicated by words or phrases such as "anticipate," "estimate," "project," "expect," "believe" and similar words or phrases. Such statements are based on current expectations and are subject to certain risks and uncertainties, many of which are beyond our control including, but not limited to, the overall level of consumer spending on apparel; the financial strength of the retail industry generally and the Company's customers, distributors, and

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licensees in particular; changes in trends in the market segments and geographic areas in which the Company competes; the level of demand for the Company's products; actions by our major customers or existing or new competitors; the effect of the Company's strategy to reduce U.S. distribution in order to bring supply and demand into balance; changes in currency and interest rates; changes in applicable tax laws, regulations and treaties; changes in economic or political conditions or trade regulations in the markets where the Company sells or sources its products; the effects of any consolidation of the Company's facilities and actions to reduce selling, general and administrative expenses; the ability to satisfy closing conditions in connection with the Company's merger agreement; the outcome of the class action lawsuits against the Company and the Company's discussions with the Hong Kong Inland Revenue Department and other tax authorities and the financial statement impact of such matters; as well as other risks and uncertainties set forth in the Company's publicly-filed documents, including this press release and the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2005. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

In connection with the proposed transaction with funds advised by Apax Partners, the Company has filed a preliminary proxy statement and will file a definitive proxy statement and other relevant documents concerning the proposed merger with the Securities and Exchange Commission. Its shareholders are urged to read the definitive proxy statement and other relevant documents carefully when they becomes available, because they will contain important information. Shareholders may obtain, free of charge, a copy of the definitive proxy statement (when it is available) and other documents filed by the Company with the Securities and Exchange Commission at the Securities and Exchange Commission's website, www.sec.gov. In addition, documents filed with the Securities and Exchange Commission by the Company will be available free of charge from the Company.

The Company and its directors and executive officers and certain other of its employees may be soliciting proxies from shareholders of the Company in favor of the proposed transaction. Information concerning the participants in the proxy solicitation is included in the preliminary proxy statement filed by the Company with the Securities and Exchange Commission.